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                                                                     EXHIBIT 21


                           SUBSIDIARIES OF REGISTRANT

                                AMSEC Corporation

                                    AMSEC LLC
                        (subsidiary of AMSEC Corporation)

                               ANXeBusiness Corp.

                                   Bull, Inc.

                                  Calanais Ltd.
                            (subsidiary of SAIC Ltd.)

                         Campus Point Realty Corporation

                       Campus Point Realty Corporation II

                        Database Service Management, Inc.
                  (subsidiary of Telcordia Technologies, Inc.)

                           Data Systems & Solution LLC

                      Energy & Environmental Solutions, LLC

                            Hicks & Associates, Inc.

                    Informatica, Negocios y Tecnologia, S.A.
                                  (aka INTESA)

                       InterConnect Communications Limited
                  (subsidiary of Telcordia Technologies, Inc.)

                              Mesa Solutions, Inc.
                  (subsidiary of Telcordia Technologies, Inc.)

                               SAIC (Bermuda) Ltd.

                             SAIC Colombia, Limitada

                             SAIC Engineering, Inc.

                    SAIC Engineering of North Carolina, Inc.




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                         SAIC Engineering of Ohio, Inc.

                               SAIC Europe Limited

                              SAIC-Frederick, Inc.

                       SAIC Global Technology Corporation

                                 SAIC Japan Ltd.

                                  SAIC Limited
                        (subsidiary of SAIC Europe Ltd.)

                                 SAIC Pty. Ltd.

                               SAIC Services, Inc.

                        SAIC Venture Capital Corporation

            Science Applications International (Barbados) Corporation

          Science Applications International Corporation (SAIC Canada)

        Science Applications International Corporation de Venezuela, S.A.

               Science Applications International Deutschland GmbH (subsidiary of Science Applications International Germany GmbH)

               Science Applications International, Europe S.A.R.L.
                        (subsidiary of SAIC Europe Ltd.)

                 Science Applications International Germany GmbH

                          Telcordia Technologies, Inc.

                   Telcordia Technologies International, Inc.
                  (subsidiary of Telcordia Technologies, Inc.)

                      Telcordia Technologies Ventures, Inc.
                  (subsidiary of Telcordia Technologies, Inc.)

                      Telcordia Venture Capital Corporation
                  (subsidiary of Telcordia Technologies, Inc.)